As filed with the Securities and Exchange Commission on December 30, 2008

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SIRIUS XM RADIO INC.

(Exact name of registrant as specified in its charter)

Delaware	52-1700207
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer or Identification No.)

1221 Avenue of the Americas

36th Floor

New York, New York 10020

(212) 584-5100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick L. Donnelly, Esq.

Executive Vice President, General Counsel & Secretary

Sirius XM Radio Inc.

1221 Avenue of the Americas, 36th Floor

New York, New York 10020

(212) 584-5100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gary L. Sellers, Esq.

Stephan J. Feder, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Non-accelerated filer ☐
Accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(3)
Debt Securities(4)
Preferred Stock, par value $0.001 per share
Common Stock, par value $0.001 per share
Depositary Shares(5)
Stock Purchase Contracts
Warrants(6)
Units(7)

(1)	Not applicable pursuant to Form S-3 General Instructions II (E). An indeterminate aggregate initial offering price or number of the securities of each identified class (the “Securities”) is being registered for sale from time to time at indeterminate prices.
(2)	Includes such indeterminate amounts of securities as may be issued upon exercise, conversion or exchange of any Securities that provide for that issuance. Also includes such indeterminate amount as may be issued in units. Separate consideration may or may not be received for any of these Securities.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee, except for $58,850 that has already been paid with respect to $500,000,000 aggregate initial offering price of securities that were previously registered by the registrant pursuant to Registration Statement No. 333-127169, which was initially filed on August 4, 2005 and expired on December 1, 2008, and were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, such unutilized filing fees may be applied to the filing fee payable pursuant to this registration statement.
(4)	May be issued at an original issue discount.
(5)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(6)	The warrants covered by this registration statement may be debt warrants, preferred stock warrants or common stock warrants.
(7)	Each unit will consist of one or more warrants, debt securities, stock purchase contracts, shares of common or preferred stock or any combination of such securities.

PROSPECTUS

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Units

We from time to time may offer:

•	secured or unsecured debt securities in one or more series;

•	shares of preferred stock in one or more series, either separately or represented by depositary shares;

•	shares of common stock;

•	depositary shares;

•	warrants or other rights to purchase debt securities, preferred stock or common stock or any combination of securities;

•	stock purchase contracts, and

•	units, comprised of two or more of any of the securities referred above, in any combination;

together or separately, in amounts, at prices and on terms that we will determine at the time of the offering. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell these securities.

You should read this prospectus and the accompanying prospectus supplement carefully before you purchase any of our securities. THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We or any selling securityholders may offer and sell the securities directly to you, through agents, underwriters or dealers. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any agents, dealers or underwriters involved in the offering and any applicable fees, commissions or discount arrangements. The net proceeds we expect to receive from sales will be set forth in the prospectus supplement.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “SIRI.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus and in the documents that we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of the prospectus is December 30, 2008.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we and/or selling securityholders may sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time we and/or selling securityholders sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus is superseded by the information in the prospectus supplement. You should read this prospectus, the applicable prospectus supplement and the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” and “Incorporation by Reference” before making an investment in our securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

In this prospectus, unless otherwise indicated,

•	“Sirius,” “we,” “us,” “our” and similar terms refer to Sirius XM Radio Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires; and

•	“XM” refers to XM Satellite Radio Holdings Inc. and its subsidiaries.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

The following cautionary statements identify important factors that could cause our actual results to differ materially from those projected in the forward-looking statements made or incorporated by reference in this prospectus. Any statements about our beliefs, plans, objectives, expectations, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “projection” and “outlook.” These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus and the documents incorporated by reference, and particularly the risk factors described under “Risk Factors” in this prospectus. Among the significant factors that could cause our actual results to differ materially from those expressed in the forward-looking statements are:

•

our substantial indebtedness, which could adversely affect our financial health, and our need to refinance substantial portions of our debt in the near term, which refinancing may not be available on favorable terms, if at all;

•

our merger with XM, including the possibility that the anticipated benefits of the merger may not be fully realized or may take longer to realize; and the risks associated with the undertakings made to the FCC and its effects on our business in the future;

•	the useful life of Sirius’ and XM’s satellites, which have experienced failures on their solar arrays and other component failures and, in certain cases, are not insured;

•	our dependence upon third parties, including manufacturers and distributors of satellite radios, retailers, automakers and programming providers; and

•

our competitive position versus other forms of audio and video entertainment including terrestrial radio, HD radio, internet radio, mobile phones, iPods and other MP3 devices, and emerging next generation networks and technologies.

Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any of these forward-looking statements. In addition, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which the statement is made, to reflect the occurrence of unanticipated events or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise or to assess with any precision the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and other information included or incorporated by reference in this prospectus before making an investment decision. Additional risks, as well as updates or changes to the risks described below, will be included in the applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Special Note About Forward-Looking Statements” in this prospectus, where we describe uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Certain risks relating to us and our business are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, as amended by Amendment No. 1 filed on April 29, 2008 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, all of which are incorporated by reference into this prospectus, and which you should carefully review and consider.

SIRIUS XM RADIO INC.

We provide satellite radio in the United States. We broadcast music, sports, news, talk, entertainment, traffic and weather for a subscription fee through proprietary satellite radio systems—the Sirius system and the XM system. On July 28, 2008, our wholly owned subsidiary, Vernon Merger Corporation, merged (the “Merger”) with and into XM Satellite Radio Holdings Inc. and, as a result, XM Satellite Radio Holdings Inc. is now our wholly owned subsidiary. The Sirius satellite radio system consists of three in-orbit satellites, approximately 120 terrestrial repeaters that receive and retransmit signals, satellite uplink facilities and studios. The XM satellite radio system consists of four in-orbit satellites, over 700 terrestrial repeaters that receive and retransmit signals, satellite uplink facilities and studios. Subscribers can also receive music channels and certain other channels over the internet.

Sirius and XM radios are primarily distributed through retailers, automakers, or OEMs, and through our websites. On September 30, 2008, Sirius and XM radios were available at more than 20,000 retail locations. We also have agreements with every major automaker, including Acura/Honda, Aston Martin, Audi, Automobili Lamborghini, Bentley, BMW, Chrysler, Dodge, Ford, General Motors, Honda, Hyundai, Infiniti/Nissan, Jaguar, Jeep, Kia, Land Rover, Lincoln, Lexus/Toyota/Scion, Maybach, Mazda, Mercedes-Benz, Mercury, MINI, Mitsubishi, Rolls-Royce, Volvo and Volkswagen, to offer either Sirius or XM satellite radios as factory or dealer-installed equipment in their vehicles. Sirius and XM radios are also offered to customers of rental car companies, including Hertz and Avis.

As of September 30, 2008, we had 18,920,911 subscribers compared with 8,321,785 subscribers as of December 31, 2007 and 7,667,476 subscribers as of September 30, 2007. Our current subscriber total includes 9,716,070 XM subscribers that we acquired as a result of the Merger. Our subscriber totals include subscribers under our regular pricing plans; subscribers that have prepaid, including payments received from automakers for prepaid subscriptions included in the sale or lease price of a new vehicle; active Sirius radios under our agreement with Hertz; active XM radios under our agreement with Avis; and subscribers to Sirius Internet Radio and XM Internet Radio, our Internet services.

Our primary source of revenue is subscription fees, with most of our customers subscribing on an annual, semi-annual, quarterly or monthly basis. We offer discounts for pre-paid and long-term subscriptions as well as discounts for multiple subscriptions. We also derive revenue from activation fees, the sale of advertising on select non-music channels, the direct sale of satellite radios and accessories, and other ancillary services, such as our Backseat TV, data and weather services.

In certain cases, automakers include a subscription to our radio services in the sale or lease price of vehicles. The length of these prepaid subscriptions varies, but is typically three months to one year. In many cases, we receive subscription payments from automakers in advance of the activation of our service. We also reimburse various automakers for certain costs associated with satellite radios installed in their vehicles.

We also have an interest in the satellite radio services offered in Canada. Sirius Canada Inc. (“Sirius Canada”), a Canadian corporation that we jointly own with Canadian Broadcasting Corporation and Standard Radio Inc., offers a satellite radio service in Canada. Sirius Canada offers 120 channels of commercial-free music and news, sports, talk and entertainment programming, including 11 channels offering Canadian content. Canadian Satellite Radio Holdings Inc. (“XM Canada”), a Canadian corporation in which we have an ownership interest, also offers satellite radio service in Canada. XM Canada offers 130 channels of music and news, sports, talk and entertainment programming. Subscribers to the Sirius Canada service and the XM Canada service are not included in our subscriber count.

Sirius Satellite Radio Inc. was incorporated in the State of Delaware as Satellite CD Radio, Inc. on May 17, 1990. On December 7, 1992, Satellite CD Radio, Inc. changed its name to CD Radio Inc., and Satellite CD Radio, Inc. was formed as a wholly owned subsidiary. On November 18, 1999, CD Radio Inc. changed its name to Sirius Satellite Radio Inc.

On August 5, 2008, we changed our name from Sirius Satellite Radio Inc. to Sirius XM Radio Inc. XM Satellite Radio Holdings Inc., together with its subsidiaries, is operated as an unrestricted subsidiary under our existing indebtedness. As an unrestricted subsidiary, transactions between the companies are required to comply with various contractual provisions in our respective debt instruments.

RATIO OF EARNINGS TO FIXED CHARGES, COMBINED FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratios of (1) earnings to fixed charges and (2) earnings to combined fixed charges and preferred stock dividends for the periods indicated.

	Year Ended December 31,					Nine Months Ended September 30,
	2003	2004	2005	2006	2007	2008
Ratio of earnings to fixed charges	—	—	—	—	—	—
Ratio of earnings to combined fixed charges and preferred stock dividends	—	—	—	—	—	—

The ratio of earnings to fixed charges is computed by dividing our earnings, which include income before taxes (excluding the cumulative and transition effects of accounting changes), fixed charges and amortization of capitalized interest, by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the sum of fixed charges and dividends on preferred stock. “Fixed charges” consist of interest on debt and a portion of rentals determined to be representative of interest. The applicable ratio was less than 1.00 for all periods. For the years ended December 31, 2003, 2004, 2005, 2006 and 2007, and for the nine months ended September 30, 2008 our earnings were insufficient to cover our fixed charges by $214.5 million, $696.3 million, $842.1 million, $1,090.9 million, $560.0 million, and $5,066.0 million, respectively. Earnings were also inadequate to cover our combined fixed charges and preferred stock dividends over the same time periods by $302.7 million, $696.3 million, $842.1 million, $1,090.9 million, $560.0 million and $5,066.0 million, respectively.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from sales of our securities by us offered hereunder for working capital and for general corporate purposes. Pending the use of such net proceeds, we intend to invest these funds in investment-grade, short-term interest bearing securities. Except as otherwise described in the applicable prospectus supplement, we will not receive any proceeds in the event that our securities are sold by a selling securityholder.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms that may apply to the debt securities that may be offered from time to time pursuant to this prospectus. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and the following description. The specific terms of debt securities as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus. For purposes of this “Description of Debt Securities,” the term “Sirius” refers to our company but not any of its subsidiaries.

Any senior debt securities will be issued in one or more series under an indenture, as supplemented or amended from time to time, between us and an institution that we will name in the related prospectus supplement, as trustee. Any senior subordinated securities will be issued in one or more series under an indenture, as supplemented or amended from time to time, between us and an institution that we will name in the related prospectus supplement, as trustee. Any subordinated debt securities will be issued in one or more series under an indenture, as supplemented or amended from time to time, between us and an institution that we will name in the related prospectus supplement, as trustee. For ease of reference, we will refer to the indenture relating to any senior debt securities as the senior indenture, the indenture relating to the senior subordinated debt securities as the senior subordinated indenture and to the indenture relating to any subordinated debt securities as the subordinated indenture.

This summary of the terms and provisions of the debt securities and the indentures is not complete, and we refer you to the copy of the forms of the indentures which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Whenever we refer to particular defined terms of the indentures in this section or in a prospectus supplement, we are incorporating these definitions into this prospectus or the prospectus supplement.

General

The debt securities will be issuable in one or more series in accordance with an indenture supplemental to the applicable indenture or a resolution of our board of directors or a committee of the board. Unless otherwise specified in a prospectus supplement, each series of senior debt securities will rank equally in right of payment with all of our other senior obligations. Each series of senior subordinated debt securities will be subordinated and junior in right of payment to all senior indebtedness; pari passu with existing and future senior subordinated indebtedness; and senior to all existing and future subordinated indebtedness, in each case, to the extent and in the manner described in the senior subordinated indenture and any supplemental indenture relating to the senior subordinated debt securities. Each series of subordinated debt securities will be subordinated and junior in right of payment to the extent and in the manner described in the subordinated indenture and any supplemental indenture relating to the subordinated debt securities. Except as otherwise provided in a prospectus supplement, the indentures do not limit our ability to incur other secured or unsecured debt, whether under the indentures, any other indenture that we may enter into in the future or otherwise. For more information, you should read the prospectus supplement relating to a particular offering of securities.

The applicable prospectus supplement will describe the following terms of the series of debt securities with respect to which this prospectus is being delivered:

•	the title of the debt securities of the series and whether such series constitutes senior debt securities, senior subordinated debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities and whether such series may be reopened for the issuance of additional debt securities of such series;

•	the person to whom any interest on a debt security shall be payable, if other than the person in whose name that debt security is registered on the regular record date;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series are payable or the method of that determination or the right to defer any interest payments;

•

the rate or rates (which may be fixed or variable) per annum at which the debt securities will bear interest, if any, or the method of determining the rate or rates, the date or dates from which such interest will accrue, the interest payment dates on which any such interest will be payable or the method by which the dates will be determined, the regular record date for any interest payable on any interest payment date and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place or places where the principal of and any premium and any interest on the debt securities of the series will be payable, if other than the Borough of Manhattan, The City of New York;

•

the period or periods within which, the date or dates on which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•

our obligation, if any, to redeem, purchase or repay the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of the holders and the period or periods within which, the price or prices at which, the currency or currencies including currency unit or units in which and the terms and conditions upon which, the debt securities shall be redeemed, purchased or repaid, in whole or in part;

•

the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other debt securities, preferred stock or common stock of Sirius and the terms and conditions upon which the conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

•	any provision relating to the issuance of the debt securities at an original issue discount;

•	the denominations in which any debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency, currencies or currency units in which payment of principal of and any premium and interest on debt securities of the series shall be payable, if other than United States dollars;

•	any index, formula or other method used to determine the amount of payments of principal of and any premium and interest on the debt securities;

•

if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates before the stated maturity, the amount that will be deemed to be the principal amount as of any date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date (or, in any such case, the manner in which the deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in United States currency;

•

if the principal of or any premium or interest on any debt securities is to be payable, at our election or the election of the holders, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on such debt securities shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

•

if other than the principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of the acceleration of the maturity thereof or provable in bankruptcy;

•

the applicability of, and any addition to or change in, the covenants and definitions then set forth in the applicable indenture or in the terms then set forth in such indenture relating to permitted consolidations, mergers or sales of assets;

•	any changes or additions to the provisions of the applicable indenture dealing with defeasance, including the addition of additional covenants that may be subject to our covenant defeasance option;

•

whether any of the debt securities are to be issuable in permanent global form and, if so, the depositary or depositaries for such global security and the terms and conditions, if any, upon which interests in such debt securities in global form may be exchanged, in whole or in part, for the individual debt securities represented thereby in definitive registered form, and the form of any legend or legends to be borne by the global security in addition to or in lieu of the legend referred to in the applicable indenture;

•	the appointment of any trustee, any authenticating or paying agents, transfer agent or registrars;

•

the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the applicable indenture as then in effect;

•

the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including the method of perfecting the security interest and whether certain provisions of the Trust Indenture Act are applicable and any corresponding changes to provisions of the applicable indenture as then in effect;

•

any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to the debt securities due and payable;

•	any applicable subordination provisions in addition to those set forth herein with respect to senior subordinated debt securities or subordinated debt securities;

•	any listing of the debt securities on any securities exchange; and

•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

We may sell debt securities at a substantial discount below their stated principal amount or debt securities that bear no interest or bear interest at a rate which at the time of issuance is below market rates. We will describe the material United States federal income tax consequences and any accounting and other special considerations applicable to the debt securities in the applicable prospectus supplement.

If the purchase price of any of the debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest on any debt securities is payable in one or more foreign currencies or currency units, we will set forth the restrictions, elections, specific terms and other information with respect to such issue of debt securities and such foreign currency or currency units in the applicable prospectus supplement.

Exchange, Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, principal, premium, if any, and interest, if any, on the debt securities will be issued in fully registered form and payable, without coupons, and the exchange of and the transfer of debt securities will be registrable, at our office or agency maintained for such purpose in the Borough of Manhattan, The City of New York and at any other office or agency maintained for such purpose. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in denominations of $1,000 and any integral multiples thereof.

Holders may present each series of debt securities for exchange as provided above, and for registration of transfer, with the form of transfer endorsed thereon, or with a satisfactory written instrument of transfer, duly executed, at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purpose and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. We will appoint the trustee of each series of debt securities as securities registrar for such series under the indenture. If the applicable prospectus supplement refers to any transfer agents, in addition to the securities registrar initially designated by us with respect to any series, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that we maintain a transfer agent in each place of payment for the series. We may at any time designate additional transfer agents with respect to any series of debt securities.

All moneys paid by us to a paying agent for the payment of principal, premium, if any, or interest, if any, on any debt security which remain unclaimed for two years after such principal, premium or interest has become due and payable may be repaid to us, and after such time, the holder of such debt security may look only to us for payment.

Redemption

Provisions relating to the redemption of debt securities, if any, will be set forth in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, we may redeem debt securities only upon notice mailed at least 30 days but not more than 60 days before the date fixed for redemption.

In the event of any redemption, we shall not be required to (a) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of debt securities of that series to be redeemed and ending at the close of business on the day of such mailing or (b) register the transfer of or exchange any debt security called for redemption, except, in the case of any debt securities being redeemed in part, any portion not being redeemed.

Covenants

The covenants, if any, that will apply to a particular series of debt securities will be set forth in the indenture relating to such series of debt securities. Except as otherwise specified in the applicable prospectus supplement with respect to any series of debt securities, we may remove or add covenants without the consent of holders of the securities.

Discharge and Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities and comply with certain other conditions set forth in the applicable indenture.

In addition, each indenture contains a provision that permits us to elect either:

•	to be discharged after 90 days from all of our obligations (subject to limited exceptions) with respect to any series of debt securities then outstanding (“defeasance”); and/or

•	to be released from our obligations under certain covenants and from the consequences of an event of default resulting from a breach of those covenants or cross-default (“covenant defeasance”).

To make either of the above elections, we must deposit in trust with the trustee money and/or U.S. Government Obligations, if the debt securities are denominated in U.S. dollars, and/or Foreign Government Securities, if the debt securities are denominated in a foreign currency, which through the payment of principal and interest under their terms will provide sufficient money, without reinvestment, to repay in full those senior, senior subordinated or subordinated debt securities. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance.

If either of the above events occur, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Events of Default

The following events are defined in the indentures as “Events of Default” with respect to a series of debt securities (unless such event is specifically inapplicable to a particular series as described in the applicable prospectus supplement):

•	failure to pay any interest on any debt security of that series when due, which failure continues for 30 days;

•	failure to pay principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

•

with respect to each series of debt securities, failure to perform any other of our covenants applicable to that series, which failure continues for 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series specifying such failure, requiring it to be remedied and stating that such notice is a “Notice of Default”;

•	certain events of bankruptcy, insolvency or reorganization involving us; and

•	any other Event of Default provided with respect to debt securities of that series.

If an Event of Default for any series of debt securities occurs and continues, the trustee or holders of at least 25% in principal amount of the debt securities of that series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately. Subject to certain conditions, the declaration may be annulled and past defaults (except uncured payment defaults and certain other specified defaults) may be waived by the holders of a majority of the principal amount of the outstanding debt securities of that series.

An Event of Default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture.

Each indenture will require the trustee, within 90 days after the occurrence of a default known to it with respect to any outstanding series of debt securities, to give the holders of that series notice of the default if uncured or not waived. However, the trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders, except that the trustee may not withhold this notice in the case of a payment default. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of that series.

Other than the duty to act with the required standard of care during an Event of Default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable indemnification. Each indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may in certain circumstances direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.

The senior indenture will include a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

Modification, Waiver and Meetings

We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes:

•

to evidence the succession of another person to us or any guarantor pursuant to the provisions of the applicable indenture relating to consolidations, mergers and sales of assets and the assumption by the successor of our covenants, agreements and obligations in the applicable indenture and in the debt securities;

•

to surrender any right or power conferred upon us or any guarantor by the applicable indenture, to add to our covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as our board of directors shall consider to be for the protection of the holders of the debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any of the additional covenants, restrictions, conditions or provisions a default or an Event of Default under the applicable indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, the supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon the default, may limit the remedies available to the trustee upon the default, or may limit the right of holders of a majority in aggregate principal amount of any or all series of debt securities to waive the default);

•

to cure any ambiguity or omission or to correct or supplement any provision contained in the applicable indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein, to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the applicable indenture, in each case as shall not adversely affect the interests of any holders of debt securities of any series in any material respect;

•	to modify or amend the applicable indenture to permit the qualification of such indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

•	to add guarantees with respect to any or all of the debt securities or to secure any or all of the debt securities;

•

to add to, change or eliminate any of the provisions of the applicable indenture with respect to one or more series of debt securities; so long as any such addition, change or elimination not otherwise permitted under the applicable indenture shall (1) neither apply to any debt security of any series created before the execution of the supplemental indenture and entitled to the benefit of the provision nor modify the rights of the holders of any debt security with respect to the provision, or (2) become effective only when there is no such debt security outstanding;

•

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of such indenture by more than one trustee;

•	to establish the form or terms of debt securities of any series;

•

to provide for uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code or in a manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of such Code); and

•	to make any change that does not adversely affect the rights of any holder.

Modifications and amendments of the applicable indenture may be made by us and the trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, rate of interest on or any premium payable upon the redemption of any debt security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

•	change the place of payment where, or the coin or currency in which, any debt security or any premium or interest thereon is payable;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security after the stated maturity, redemption date or repayment date;

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of such indenture or for waiver of certain defaults;

•	change the optional redemption or repurchase provisions in a manner adverse to any holder; or

•

modify any of the provisions set forth in this paragraph, except to increase the percentage of holders whose consent is required for modifications and amendments of the applicable indenture or to provide that certain other provisions of the applicable indenture may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The holders of a majority in principal amount of the outstanding debt securities of each series may, on behalf of the holders of all the debt securities of that series, waive, insofar as that series is concerned, compliance by us with certain restrictive provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series and any coupons relating to such series, waive any past default under the applicable indenture with respect to debt securities of the series, except a default (a) in the payment of principal of or any premium or interest on any debt security of such series or (b) in respect of a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of outstanding debt securities of the affected series.

The indentures will provide that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:

•

the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof;

•

the principal amount of a debt security denominated in other than U.S. dollars shall be the U.S. dollar equivalent, determined on the date of original issuance of such debt security, of the principal amount of such debt security (or, in the case of an original issue discount security, the U.S. dollar equivalent on the date of original issuance of such debt security of the amount determined (as provided above) of such debt security); and

•	debt securities owned by us or any subsidiary of ours shall be disregarded and deemed not to be outstanding.

In addition, we and the trustees may execute, without the consent of any holder of the debt securities, any supplemental indenture for the purpose of creating any new series of debt securities.

Subordination

Except as set forth in the applicable prospectus supplement, the subordinated indenture provides that the subordinated debt securities are subordinate and junior in right of payment to all of our senior indebtedness. Except as set forth in the applicable prospectus supplement, the senior subordinated indenture provides that the senior subordinated debt securities will be subordinated and junior in right of payment to all senior indebtedness; pari passu with existing and future senior subordinated indebtedness; and senior to all existing and future subordinated indebtedness.

If an Event of Default occurs with respect to any senior indebtedness permitting the holders thereof to accelerate the maturity thereof and the default is the subject of judicial proceedings or written notice of such Event of Default, requesting that payments on senior subordinated debt securities or subordinated debt securities cease, is given to us by the holders of senior indebtedness, then unless and until (1) the default in payment or Event of Default shall have been cured or waived or (2) 120 days shall have passed after written notice is given and the default is not the subject of judicial proceedings, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, will be made or agreed to be made on account of the senior subordinated debt securities or subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of senior subordinated debt securities or subordinated debt securities.

Except as set forth in the applicable prospectus supplement, the senior subordinated indenture and the subordinated indenture provides that in the event of:

•	any insolvency, bankruptcy, receivership, reorganization or other similar proceeding relating to us, our creditors or our property; or

•	any proceeding for the liquidation or dissolution of Sirius,

all present and future senior indebtedness, including interest accruing after the commencement of the proceeding, will first be paid in full before any payment or distribution, whether in cash, securities or other property, will be made by us on account of senior subordinated debt securities or subordinated debt securities. In that event, any payment or distribution, whether in cash, securities or other property, other than securities of Sirius or any other corporation provided for by a plan of reorganization or a readjustment, the payment of which is subordinated, at least to the extent provided in the subordination provisions of the indenture, to the payment of all senior indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment and other than payments made from any trust described in the “Discharge and Defeasance” above, which would otherwise but for the subordination provisions be payable or deliverable in respect of senior subordinated debt securities or subordinated debt securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of ours being subordinated to the payment of senior subordinated debt securities or subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness or to their representative or trustee, in accordance with the priorities then existing among such holders, until all senior indebtedness shall have been paid in full. No present or future holder of any senior indebtedness will be prejudiced in the right to enforce subordination of the indebtedness evidenced by senior subordinated debt securities or subordinated debt securities by any act or failure to act on our part.

The term “Senior Indebtedness” means:

(1) the principal, premium, if any, interest and all other amounts owed in respect of all our (A) indebtedness for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments;

(2) all our capital lease obligations;

(3) all our obligations issued or assumed as the deferred purchase price of property, all our conditional sale obligations and all our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4) all our obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

(5) all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

(6) all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us),

except for in all such cases (x) any such indebtedness that is by its terms subordinated to or pari passu with the senior subordinated debt securities or the subordinated debt securities and (y) any indebtedness between or among us or our affiliates, including all other debt securities and guarantees in respect of those debt securities issued to any trust, or trustee of such trust, partnership or other entity affiliated with us that is, directly or indirectly, a financing vehicle of ours (a “Financing Entity”) in connection with the issuance by such Financing Entity of preferred securities or other securities that rank pari passu with, or junior to, the senior subordinated debt securities or the subordinated debt securities.

Except as provided in the applicable prospectus supplement, neither the senior subordinated indenture nor the subordinated indenture for a series of senior subordinated debt or subordinated debt, as the case may be, limits the aggregate amount of senior indebtedness that may be issued by us. Debt securities issued by us are structurally subordinated to all existing and future liabilities of our subsidiaries.

By reason of such subordination, in the event of a distribution of assets upon insolvency, some of our general creditors may recover more, ratably, than holders of the senior subordinated debt securities and the subordinated debt securities.

A senior subordinated indenture or a subordinated indenture may provide that the subordination provisions thereof will not apply to money and securities held in trust pursuant to the satisfaction and discharge and the legal defeasance provisions of the senior subordinated indenture or subordinated indenture, as the case may be.

If this prospectus is being delivered in connection with the offering of a series of senior subordinated debt securities or subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference therein will set forth the approximate amount of senior indebtedness outstanding as of a recent date.

Consolidation, Merger and Sale of Assets

Except as may otherwise be provided in the prospectus supplement, each indenture provides that we may not consolidate with or merge with or into any person, or convey, transfer or lease all or substantially all of our assets, or permit any person to consolidate with or merge into us, unless the following conditions have been satisfied:

(a)	either (1) we shall be the continuing person in the case of a merger or (2) the resulting, surviving or transferee person, if other than us (the “Successor Company”), shall be a corporation organized and existing under the laws of the United States, any State or the District of Columbia and shall expressly assume all our obligations under the debt securities and the applicable indenture;

(b)	immediately after giving effect to the transaction (and treating any indebtedness that becomes an obligation of the Successor Company or any subsidiary of ours as a result of the transaction as having been incurred by the Successor Company or the subsidiary at the time of the transaction), no default, Event of Default or event that, after notice or lapse of time, would become an Event of Default under the applicable indenture shall have occurred and be continuing; and

(c)	we shall have delivered to the trustee under each indenture an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, transfer or lease complies with the provisions of the applicable indenture.

Upon completion of any such transaction, the Successor Company resulting from such consolidation or into which we are merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, us under each indenture, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants under each indenture and all outstanding debt securities.

Notices

Except as otherwise provided in the indentures, notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, the debt securities of any series may be convertible or exchangeable into other securities. The specific terms on which debt securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Title

Before due presentment of a debt security for registration of transfer, we, the trustee and any agent of ours or the trustee may treat the person in whose name such debt security is registered as the owner of such debt security for the purpose of receiving payment of principal of and any premium and any interest (other than defaulted interest or as otherwise provided in the applicable prospectus supplement) on such debt security and for all other purposes whatsoever, whether or not such debt security be overdue, and neither Sirius, the trustee nor any agent of ours or the trustee shall be affected by notice to the contrary.

Replacement of Debt Securities

Any mutilated debt security will be replaced by us at the expense of the holder upon surrender of such debt security to the trustee. Debt securities that become destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery to the trustee of the debt security or evidence of the destruction, loss or theft thereof satisfactory to us and the trustee. In the case of a destroyed, lost or stolen debt security, an indemnity satisfactory to the trustee and us may be required at the expense of the holder of such debt security before a replacement debt security will be issued.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

We may appoint a separate trustee for any series of debt securities. As used herein in the description of a series of debt securities, the term “trustee” refers to the trustee appointed with respect to the series of debt securities.

The indentures contain certain limitations on the right of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest and there is a default under the debt securities of any series for which the trustee serves as trustee, the trustee must eliminate such conflict or resign.

The trustee or its affiliate may provide certain banking and financial services to us in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and the preferred stock that may be offered from time to time pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation and amended and restated bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any prospectus supplement. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws.

Authorized Capitalization

As of the date of this prospectus, our capital structure consists of 8,000,000,000 authorized shares of common stock, par value $.001 per share, and 50,000,000 shares of undesignated preferred stock, par value $.001 per share. As of December 1, 2008, an aggregate of 3,513,605,169 shares of our common stock and 24,808,959 shares of our Series A Convertible Preferred Stock were issued and outstanding.

Description of Common Stock

Voting Rights

General. Except as otherwise provided by law, as set forth in our amended and restated certificate of incorporation or as otherwise provided by any outstanding series of preferred stock, the holders of our common stock will have general voting power on all matters as a single class.

Votes Per Share. On each matter to be voted on by the holders of our common stock, each outstanding share of common stock will be entitled to one vote per share.

Cumulative Voting. Our stockholders are not entitled to cumulative voting of their shares in elections of directors.

Liquidation Rights

In the event of the voluntary or involuntary liquidation, dissolution or winding up of Sirius, the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding must first be satisfied. The holders of common stock will be entitled to share in any of our remaining assets on a pro rata basis.

Dividends

Shares of common stock are entitled to participate equally in dividends when and as dividends may be declared by our board of directors out of funds legally available.

Preemptive Rights

No holder of shares of any class or series of our capital stock or holder of any security or obligation convertible into shares of any class or series of our capital stock will have any preemptive right to subscribe for, purchase or otherwise acquire shares of any class or series of our capital stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is The Bank of New York Mellon.

Anti-takeover Provisions

The Delaware General Corporation Law, which we refer to as the DGCL, and our amended and restated certificate of incorporation and bylaws contain provisions which could discourage or make more difficult a change in control without the support of our board of directors. A summary of these provisions follows.

Notice Provisions Relating to Stockholder Proposals and Nominees

Our bylaws contain provisions requiring stockholders to give advance written notice of a proposal or director nomination in order to have the proposal or the nominee considered at an annual meeting of stockholders. The notice must usually be given not less than 70 days and not more than 90 days before the first anniversary of the preceding year’s annual meeting. Under the amended and restated bylaws, a special meeting of stockholders may be called only by the Secretary or any other officer, whenever directed by not less than two members of the board of directors or by the chief executive officer.

Business Combinations

We are a Delaware corporation which is subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three year period. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

No Stockholder Rights Plan

We currently do not have a stockholder rights plan.

Description of Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without further stockholder approval to issue from time to time up to an aggregate of 50,000,000 shares of our preferred stock, par value $.001 per share, in one or more series. As of December 1, 2008, 24,808,959 shares of our preferred stock were issued and outstanding, consisting entirely of shares of Series A Convertible Preferred Stock.

General Provisions Relating to Preferred Stock

The following sets forth certain general terms that may apply to the shares of preferred stock that may be offered pursuant to this prospectus. Each series of preferred stock will have such number of shares, designations, preferences, powers, qualifications and special or relative rights or privileges as will be determined by our board of directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

The specific terms of any preferred stock being offered will be described in the prospectus supplement relating to that preferred stock. The following summaries of the provisions of the preferred stock are subject to, and are qualified in their entirety by reference to, the certificate of designation relating to the particular class or series of preferred stock. Reference is made to the prospectus supplement relating to the preferred stock offered with that prospectus for specific terms, including:

•	the designation of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the initial offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating these items applicable to the preferred stock;

•

the place or places where dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the date from which dividends on the preferred stock will accumulate, if applicable;

•	the procedures for any auction and remarketing of the preferred stock;

•	the provision of a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for common stock, and whether at our option or the option of the holder;

•	whether the preferred stock will rank senior or junior to or on a parity with any other class or series of preferred stock;

•	the voting rights, if any, of the preferred stock;

•	any other specific terms, preference, rights, limitations or restrictions of the preferred stock; and

•	a discussion of United States federal income tax considerations applicable to the preferred stock.

Series A Convertible Preferred Stock

As of December 1, 2008, we had 24,808,959 shares of our Series A Convertible Preferred Stock issued and outstanding. Each holder of Series A convertible preferred stock may convert any whole number or all of such holder’s shares of Series A convertible preferred stock into shares of our common stock at the rate of one share of common stock for each share of Series A convertible preferred stock. Following a recapitalization, each share of Series A convertible preferred stock shall be convertible into the kind and number of shares of stock or other securities or property of Sirius or otherwise to which the holder of such share of Series A convertible preferred stock would have been entitled to receive if such holder had converted such share into common stock immediately prior to such recapitalization. Adjustments to the conversion rate shall similarly apply to each successive recapitalization.

Except as set forth below, holders of Series A convertible preferred stock are entitled to vote, together with the holders of the shares of our common stock (and any other class or series that may similarly be entitled to vote with the shares of our common stock) as a single class, upon all matters upon which holders of our common stock are entitled to vote, with each share of Series A convertible preferred stock entitled to 1/5th of one vote on such matters. Moreover, so long as any shares of the Series A convertible preferred stock are outstanding, we cannot, without first obtaining the approval by vote or written consent, in the manner provided by law, of a majority of the total number of shares of the Series A convertible preferred stock at the time outstanding, voting separately as a class, either (a) alter or change any or all of the rights, preferences, privileges and restrictions granted to or imposed upon the Series A convertible preferred stock, or (b) increase or decrease the authorized number of shares of Series A convertible preferred stock.

The holders of Series A convertible preferred stock receive dividends and distributions of Sirius ratably with the holders of shares of common stock.

In the event of any liquidation, dissolution, winding up or insolvency of Sirius, the holders of Series A convertible preferred stock are entitled to be paid first out of the assets of Sirius available for distribution to holders of capital stock of all classes (whether such assets are capital, surplus or earnings), an amount equal to $2.0706122 per share of Series A convertible preferred stock, together with the amount of any accrued or capitalized dividends:

•

before any distribution or payment is made to any common stockholders or holders of any other class or series of capital stock of Sirius designated to be junior to the Series A convertible preferred stock; and

•

subject to the liquidation rights and preferences of any class or series of preferred stock designated in the future to be senior to, or on a parity with, the Series A convertible preferred stock with respect to liquidation preferences.

After payment in full of the liquidation preference to the holders of Series A convertible preferred stock, holders of the Series A convertible preferred stock have no right or claim to any of the remaining available assets.

DESCRIPTION OF DEPOSITARY SHARES

The following description of depositary shares representing shares of our preferred stock sets forth certain general terms and provisions of depositary agreements, depositary shares and depositary receipts. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, the applicable depositary agreements, depositary shares and depositary receipts, which were or will be filed with the SEC at or before the issuance of any depositary shares. The specific terms of the depositary shares as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

General

We may elect to have shares of our preferred stock represented by depositary shares. The shares of preferred stock of any series underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of a share of a particular series of preferred stock represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the shares of preferred stock (but only in whole shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.

If there is a distribution other than in cash in respect of the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred stock depositary determines that it is not feasible to make such a distribution. In that case, the preferred stock depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred stock depositary are required to withhold on account of taxes.

Conversion and Exchange

If any shares of any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

Redemption of Depositary Shares

Whenever we redeem a share of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.

Voting

Upon receipt of notice of any meeting at which the holders of the preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred stock) may then instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The preferred stock depositary will try to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred stock depositary deems necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the shares of preferred stock to the extent that it does not receive specific written instructions from holders of depositary receipts representing the shares of preferred stock.

Record Date

Whenever

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preferred stock; or

•

the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any shares of preferred stock, the preferred stock depositary will in each instance fix a record date (which will be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale; or

•

who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the preferred stock depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred stock depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred stock has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of us.

Charges of Preferred Stock Depositary

We will pay all charges of the preferred stock depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the preferred stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

Miscellaneous

Neither we nor the preferred stock depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or share of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred stock depositary and the successor depositary has not accepted its appointment within 60 days after the preferred stock depositary delivered a resignation notice to us, the preferred stock depositary may terminate the deposit agreement. See “Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants sets forth certain general terms that may apply to the warrants that we or certain selling securityholders may offer. The particular terms of any warrants will be described in the applicable prospectus supplement accompanying this prospectus. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, the applicable warrant agreement, which was or will be filed with the SEC at or before the issuance of any warrants. The specific terms of warrants as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

We may issue warrants for the purchase of debt securities, preferred stock, common stock or any combination thereof. Warrants may be issued independently or together with any other securities offered in an applicable prospectus supplement and may be attached to or separate from such securities. Warrants may be issued under warrant agreements (each, a “warrant agreement”) to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of warrants which may be offered. Further terms of the warrants and the applicable warrant agreement will be set forth in an applicable prospectus supplement.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants for the purchase of debt securities (“debt warrants”) will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the designation and terms of the debt securities that the debt warrants are issued with and the number of debt warrants issued with each debt security;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•

the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the price at which the debt securities may be purchased upon exercise (which may be payable in cash, securities or other property);

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of the debt warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants for the purchase of our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of our common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of our common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of shares of preferred stock, shares of common stock or debt securities at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of preferred stock, shares of common stock or debt securities purchasable upon such exercise. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following description of stock purchase contracts sets forth certain general terms of the stock purchase contracts that we may issue. The particular terms of any stock purchase contracts will be described in the prospectus supplement relating to the stock purchase contracts. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, the stock purchase contracts, the collateral arrangements and any depositary arrangements relating to such stock purchase contracts and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued.

We may issue stock purchase contracts representing contracts obligating holders to purchase from us and us to sell to the holders a specified number of shares of our capital stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either

•	debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities,

securing the holder’s obligations to purchase the shares of common stock or preferred stock under the share purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder’s obligations under the original stock purchase contract.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of common or preferred stock or any combination of such securities. The applicable prospectus supplement will describe:

•

the terms of the units and of the warrants, debt securities, common stock and preferred stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depositary, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depositary’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture or other instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depositary for a series of securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

Each prospectus supplement will describe:

•	the method of distribution of the securities offered thereby;

•	the purchase price and the proceeds we will receive from the sale; and

•	any securities exchanges on which the securities of such series may be listed.

We and/or the selling securityholders, if applicable, may sell the securities offered in this prospectus in any of, or any combination of, the following ways:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

We and/or the selling securityholders, if applicable, or any of our or their agents may directly solicit offers to purchase these securities. The applicable prospectus supplement will name any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), involved in the offer or sale of the securities in respect of which this prospectus is delivered, and will set forth any commissions payable by us to that agent. Unless otherwise indicated in the prospectus supplement, any such agency will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If we and/or the selling securityholders, if applicable, utilize an underwriter or underwriters in the sale, we and/or the selling securityholders, if applicable, will execute an underwriting agreement with such underwriters at the time of sale to them and will set forth in the applicable prospectus supplement the names of the underwriters and the terms of the transaction. The underwriters will use the prospectus supplement to make releases of the securities in respect of which this prospectus is delivered to the public.

If we and/or the selling securityholders, if applicable, utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we and/or the selling securityholders, if applicable, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.

Agents, underwriters and dealers may be entitled under the relevant agreements to indemnification by us against certain liabilities, including liabilities under the Securities Act.

The applicable prospectus supplement will set forth the place and time of delivery for the securities in respect of which this prospectus is delivered.

The applicable prospectus supplement will also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

LEGAL MATTERS

Unless otherwise indicated in a prospectus supplement, the validity of the securities to be offered by this prospectus will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements of Sirius XM Radio Inc. (formerly Sirius Satellite Radio Inc.) appearing in our Annual Report (Form 10-K) for the year ended December 31, 2007 (including the schedule appearing therein) and the effectiveness of our internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and financial schedule of XM Satellite Radio Holdings Inc. and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report dated February 28, 2008 refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, as of January 1, 2006.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus other information we file with it, which means that we can disclose important information to you by referring you to those documents. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. The information we file later with the SEC will automatically update and supersede the information included in and incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

1. Our Annual Report on Form 10-K for the year ended December 31, 2007, as amended by Amendment No. 1 filed on April 29, 2008.

2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

3. Our Current Reports on Form 8-K dated February 29, 2008, July 1, 2008, July 28, 2008 (Item 8.01), August 1, 2008, August 4, 2008 and August 5, 2008, our Current Report on Form 8-K/A filed on August 5, 2008, and our Current Reports on Form 8-K filed on September 25, 2008, October 1, 2008, October 20, 2008, October 29, 2008, December 22, 2008 and December 30, 2008.

4. Our Proxy Statement on Schedule 14A dated November 4, 2008.

5. The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Securities Exchange Act of 1934 including any amendment or report updating such description.

In addition, we incorporate by reference the documents listed below and any future filings made by XM and XM Radio with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

1. XM’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended by Amendment No. 1 filed on April 29, 2008.

2. XM’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

3. XM’s Current Reports on form 8-K filed on January 7, 2008, February 7, 2008, February 29, 2008, May 21, 2008, June 26, 2008, July 17, 2008, July 21, 2008 (Item 8.01), July 28, 2008 (Item 8.01), July 30, 2008, August 6, 2008 and August 11, 2008.

We have filed each of these documents with the SEC and they are available from the SEC’s internet site and public reference rooms described under “Where you may find additional information about us.” You may also request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Patrick L. Donnelly

Executive Vice President, General Counsel and Secretary

Sirius XM Radio Inc.

1221 Avenue of the Americas, 36th floor

New York, New York 10020

(212) 584-5100

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information.

WHERE YOU CAN FIND MORE INFORMATION

We and XM file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these reports, statements or other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 or at its regional offices. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our and XM SEC filings are also available to the public at the SEC’s internet site at http://www.sec.gov.

PROSPECTUS

December 30, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the registrant in connection with the distribution of the common stock being registered hereby. All the amounts shown are estimates, except the SEC registration fee. All of such expenses are being borne by the registrant.

SEC Registration Fee	$	*
Trustee’s Fees and Expenses*		**
Printing and Engraving Expenses*		**
Legal Fees and Expenses*		**
Accounting Fees and Expenses*		**
Rating Agency Fees*		**
Blue Sky Fees and Expenses*		**
FINRA Filing Fees*		**
Listing Fees*		**
Miscellaneous Expenses*		**

Total	$	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) permits each Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person’s acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful. Section 145 of the DGCL also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the DGCL.

Our Amended and Restated Certificate of Incorporation provides that we shall, to the full extent permitted by law, indemnify any of our past and present directors, officers, employees or any person that is or was serving at our request as a director, officer or employee of another enterprise if they were or are a party to, or are threatened to be made a party to, any threatened, pending or complete action, suit or proceeding. The indemnification provided therein includes expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and may be paid by such registrant in advance of the final disposition of such action, suit or proceeding. In addition, our Amended and Restated Certificate of Incorporation provides that we may, to the full extent permitted by law, indemnify any other person for any such expenses as to actions in their official capacity or actions in another capacity while holding such office.

As permitted by Section 102(b)(7) of the DGCL, the certificate of incorporation of Sirius provides that no director shall be liable to us for monetary damages for breach of fiduciary duty as a director, except for liability:

(i) for any breach of the director’s duty of loyalty to such registrant or its stockholders;

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii) for the unlawful payment of dividends on or redemption of such registrant’s capital stock; or

(iv) for any transaction from which the director derived an improper personal benefit.

We have obtained policies insuring us and our directors and officers against certain liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits.

Exhibit Number	Description
1.1	Form of underwriting agreement for debt securities*

1.2	Form of underwriting agreement for preferred stock and depository shares*

1.3	Form of underwriting agreement for common stock*

1.4	Form of underwriting agreement for stock purchase contracts and units*

1.5	Form of underwriting agreement for warrants*

2.1	Agreement and Plan of Merger, dated as of February 19, 2007, by and among Sirius Satellite Radio Inc., Vernon Merger Corporation and XM Satellite Radio Holdings Inc. (incorporated by reference to Exhibit 2.1 of Sirius Satellite Radio Inc.’s Current Report on Form 8-K filed on February 21, 2007).

3.1	Amended and Restated Certificate of Incorporation of Sirius XM Radio Inc., dated March 4, 2003 (incorporated by reference to Exhibit 3.1 to Sirius XM Radio Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002).

3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Sirius XM Radio Inc., dated July 28, 2008 (incorporated by reference to Exhibit 3.1 to Sirius XM Radio Inc.’s Current Report on Form 8-K dated August 1, 2008).

3.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Sirius XM Radio Inc., dated December 18, 2008.**

3.4	Amended and Restated By-Laws of Sirius XM Radio Inc. (incorporated by reference to Exhibit 3.2 to Sirius XM Radio Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

3.5	Certificate of Amendment of the Amended and Restated By-Laws of Sirius XM Radio Inc., dated July 28, 2008 (incorporated by reference to Exhibit 3.2 to Sirius XM Radio Inc.’s Current Report on Form 8-K dated August 1, 2008).

3.6	Certificate of Designations of Series A Convertible Preferred Stock of Sirius XM Radio Inc., dated July 28, 2008 (incorporated by reference to Exhibit 3.3 to Sirius XM Radio Inc.’s Current Report on Form 8-K dated August 1, 2008).

3.7	Certificate of Ownership and Merger, dated August 5, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated August 5, 2008).

4.1	Form of certificate for shares of Common Stock of Sirius XM Radio Inc. (incorporated by reference to Exhibit 4.3 to Sirius XM Radio Inc.’s Registration Statement on Form S-1 (File No. 33-74782)).

4.2	Form of Sirius XM Radio Inc. Subordinated Indenture (incorporated by reference to Exhibit 4.6.2 to Sirius XM Radio Inc.’s Registration Statement on Form S-3 (File No. 333-86003)).

4.3	Form of Sirius XM Radio Inc. Senior Indenture (incorporated by reference to Exhibit 99.2 to Sirius XM Radio Inc.’s Current Report on Form 8-K dated May 30, 2003).

4.4	Form of Supplemental Indenture to Senior Indenture*

4.5	Form of Senior Subordinated Indenture (incorporated by reference to Exhibit 4.29 to Sirius XM Radio Inc.’s Registration Statement on Form S-3 (File No. 333-127169)).

4.6	Form of Warrant Agreement*

4.7	Form of Warrant Certificate*

Exhibit Number	Description
4.8	Form of Unit Agreement*

4.9	Form of Unit*

4.10	Form of Stock Purchase Contract*

4.11	Form of Deposit Agreement for Depositary Shares*

5.1	Opinion of Simpson Thacher & Bartlett LLP**

12.1	Computation of Ratio of Earnings to Fixed Charges.**

23.1	Consent of Independent Registered Public Accounting Firm**

23.2	Consent of Independent Registered Public Accounting Firm**

23.3	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)**

24.1	Powers of Attorney (included on signature pages)**

25.1	Form T–1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 for the Senior Debt Securities.**

25.2	Form T–1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 for the Senior Subordinated Debt Securities.**

25.3	Form T–1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 for the Subordinated Debt Securities.**

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8–K and incorporated by reference herein.
**	Filed herewith.

Item 17.	Undertakings.

A. The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Sirius XM Radio Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on December 30, 2008.

SIRIUS XM RADIO INC.

By:	/s/ DAVID J. FREAR
David J. Frear
Executive Vice President and Chief Financial Officer (principal financial officer)

POWER OF ATTORNEY

We, the undersigned directors and officers of the registrant, do hereby constitute and appoint Patrick L. Donnelly and Ruth A. Ziegler, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the SEC, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ GARY M. PARSONS (Gary M. Parsons)	Chairman of the Board of Directors and Director	December 30, 2008

/s/ MEL KARMAZIN (Mel Karmazin)	Chief Executive Officer and Director (principal executive officer)	December 30, 2008

/s/ DAVID J. FREAR (David J. Frear)	Executive Vice President and Chief Financial Officer (principal financial officer)	December 30, 2008

/s/ JAMES RHYU (James Rhyu)	Senior Vice President and Chief Accounting Officer (principal accounting officer)	December 30, 2008

/s/ JOAN L. AMBLE (Joan L. Amble)	Director	December 30, 2008

/s/ LEON D. BLACK (Leon D. Black)	Director	December 30, 2008

/s/ LAWRENCE F. GILBERTI (Lawrence F. Gilberti)	Director	December 30, 2008

Signature	Title	Date
/s/ EDDY W. HARTENSTEIN (Eddy W. Hartenstein)	Director	December 30, 2008

/s/ JAMES P. HOLDEN (James P. Holden)	Director	December 30, 2008

/s/ CHESTER A. HUBER (Chester A. Huber)	Director	December 30, 2008

/s/ JOHN W. MENDEL (John W. Mendel)	Director	December 30, 2008

/s/ JAMES F. MOONEY (James F. Mooney)	Director	December 30, 2008

/s/ JACK SHAW (Jack Shaw)	Director	December 30, 2008

/s/ JEFFREY D. ZIENTS (Jeffrey D. Zients)	Director	December 30, 2008

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of underwriting agreement for debt securities*

1.2	Form of underwriting agreement for preferred stock and depository shares*

1.3	Form of underwriting agreement for common stock*

1.4	Form of underwriting agreement for stock purchase contracts and units*

1.5	Form of underwriting agreement for warrants*

2.1	Agreement and Plan of Merger, dated as of February 19, 2007, by and among Sirius Satellite Radio Inc., Vernon Merger Corporation and XM Satellite Radio Holdings Inc. (incorporated by reference to Exhibit 2.1 of Sirius Satellite Radio Inc.’s Current Report on Form 8-K filed on February 21, 2007).

3.1	Amended and Restated Certificate of Incorporation of Sirius XM Radio Inc., dated March 4, 2003 (incorporated by reference to Exhibit 3.1 to Sirius XM Radio Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002).

3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Sirius XM Radio Inc., dated July 28, 2008 (incorporated by reference to Exhibit 3.1 to Sirius XM Radio Inc.’s Current Report on Form 8-K dated August 1, 2008).

3.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Sirius XM Radio Inc., dated December 18, 2008.**

3.4	Amended and Restated By-Laws of Sirius XM Radio Inc. (incorporated by reference to Exhibit 3.2 to Sirius XM Radio Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

3.5	Certificate of Amendment of the Amended and Restated By-Laws of Sirius XM Radio Inc., dated July 28, 2008 (incorporated by reference to Exhibit 3.2 to Sirius XM Radio Inc.’s Current Report on Form 8-K dated August 1, 2008).

3.6	Certificate of Designations of Series A Convertible Preferred Stock of Sirius XM Radio Inc., dated July 28, 2008 (incorporated by reference to Exhibit 3.3 to Sirius XM Radio Inc.’s Current Report on Form 8-K dated August 1, 2008).

3.7	Certificate of Ownership and Merger, dated August 5, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated August 5, 2008).

4.1	Form of certificate for shares of Common Stock of Sirius XM Radio Inc. (incorporated by reference to Exhibit 4.3 to Sirius XM Radio Inc.’s Registration Statement on Form S-1 (File No. 33-74782)).

4.2	Form of Sirius XM Radio Inc. Subordinated Indenture (incorporated by reference to Exhibit 4.6.2 to Sirius XM Radio Inc.’s Registration Statement on Form S-3 (File No. 333-86003)).

4.3	Form of Sirius XM Radio Inc. Senior Base Indenture (incorporated by reference to Exhibit 99.2 to Sirius XM Radio Inc.’s Current Report on Form 8-K dated May 30, 2003).

4.4	Form of Supplemental Indenture to Senior Indenture*

4.5	Form of Senior Subordinated Indenture (incorporated by reference to Exhibit 4.29 to Sirius XM Radio Inc.’s Registration Statement on Form S-3 (File No. 333-127169)).

4.6	Form of Warrant Agreement*

4.7	Form of Warrant Certificate*

4.8	Form of Unit Agreement*

4.9	Form of Unit*

4.10	Form of Stock Purchase Contract*

4.11	Form of Deposit Agreement for Depositary Shares*

5.1	Opinion of Simpson Thacher & Bartlett LLP**

12.1	Computation of Ratio of Earnings to Fixed Charges, Combined Fixed Charges and Preferred Stock Dividends**

23.1	Consent of Independent Registered Public Accounting Firm.**

23.2	Consent of Independent Registered Public Accounting Firm.**

23.3	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).**

24.1	Powers of Attorney (included on signature pages).**

25.1	Form T–1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 for the Senior Debt Securities.**

25.2	Form T–1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 for the Senior Subordinated Debt Securities.**

25.3	Form T–1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 for the Subordinated Debt Securities.**

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8–K and incorporated by reference herein.
**	Filed herewith.